SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 29, 2003

BOYD GAMING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

001-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s telephone number, including area code)

Item 5.    Other Items.

On October 29, 2003, Boyd Gaming Corporation (the “Company”) announced that it has reached an out-of-court settlement regarding the lawsuit previously filed by Astoria Entertainment, Inc., a Louisiana corporation (“Astoria”).

In November 1998, Astoria filed two different lawsuits against the Company and certain of its subsidiaries (together with the Company, collectively referred to as the “Boyd Entities”). All federal claims against the Boyd Entities were dismissed with prejudice by the federal court on August 22, 2001. The state law claims brought in the federal lawsuit were dismissed without prejudice, allowing Astoria to assert these claims in the state court action. On October 4, 2001, the Boyd Entities appealed to the Fifth Circuit Court of Appeals seeking dismissal of the state law claims with prejudice. On January 7, 2003, the Fifth Circuit ruled that the state law claims could proceed in state court.

On October 22, 2003, the Boyd Entities and Astoria entered into a settlement and release agreement whereby Astoria agreed to dismiss with prejudice all causes of action and claims it brought against the Boyd Entities and to release the Boyd Entities from any and all known and unknown claims. In consideration for such dismissal and release, the Company paid Astoria $375,000.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: October 29, 2003	/s/ ELLIS LANDAU
Ellis Landau Executive Vice President, Chief Financial Officer and Treasurer

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